UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 11, 2009

The Navigators Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, New York, NY		10119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(914) 934-8999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in its press release dated June 11, 2009, which is filed with this report as Exhibit 99.1, the Company announced that Bruce J. Byrnes has been appointed as Senior Vice President, General Counsel and Chief Compliance Officer of the Company.  In connection with his offer of employment, Mr. Byrnes entered into a letter agreement with the Company, a copy of which is filed with this report as Exhibit 99.2 and incorporated herein by reference.

Prior to joining the Company, Mr. Byrnes, 41, held the position of General Counsel at PXRE Reinsurance Company from 2001 until it merged with Argonaut Group, Inc., at which point he joined Hudson Insurance Capital Partners, an insurance industry focused private equity fund, as Principal, Chief Operating Officer & General Counsel.  Prior to joining PXRE, Mr. Byrnes had practiced law in New York law firms, including Morgan, Lewis & Bockius and Baker & McKenzie, specializing in corporate and insurance matters since 1993. He is a graduate of Brooklyn Law School (J.D.) and State University of New York at Binghamton (B.A.).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated June 11, 2009 Announcing New General Counsel/Chief Compliance Officer.
99.2	Letter Agreement with Bruce J. Byrnes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Emily B. Miner
	Name:	Emily B. Miner
	Title:	Secretary

Date:    June 16, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated June 11, 2009 Announcing New General Counsel/Chief Compliance Officer.
99.2	Letter Agreement with Bruce J. Byrnes.